Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-173858) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(2)	Registration Statement (Form S-4 No. 333-173857) pertaining to United Therapeutics Corporation common stock,

(3)	Registration Statement (Form S-8 No. 333-179746) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(4)	Registration Statement (Form S-8 No. 333-182851) pertaining to the United Therapeutics Corporation Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-188241) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(6)	Registration Statement (Form S-8 No. 333-197685) pertaining to the United Therapeutics Corporation 2011 Share Tracking Awards Plan,

(7)	Registration Statement (Form S-8 No. 333-205309) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-225942) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-229992) pertaining to the United Therapeutics Corporation 2019 Inducement Stock Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-232906) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(11)	Registration Statement (Form S-8 No. 333-240156) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(12)	Registration Statement (Form S-8 No. 333-258434) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(13)	Registration Statement (Form S-8 No. 333-266478) pertaining to the United Therapeutics Corporation 2015 Stock Incentive Plan,

(14)	Registration Statement (Form S-8 No. 333-273590) pertaining to the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan, and

(15)	Registration Statement (Form S-8 No. 333-281117) pertaining to the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan;

of our reports dated February 26, 2025, with respect to the consolidated financial statements and schedule of United Therapeutics Corporation and the effectiveness of United Therapeutics Corporation's internal control over financial reporting included in this Annual Report (Form 10-K) of United Therapeutics Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
February 26, 2025